UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

CM Finance Inc

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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October 13, 2014

YOUR VOTE IS NEEDED!

Dear CM Finance Inc Stockholder:

The Annual Meeting of Stockholders is scheduled for November 6, 2014 and our records indicate that we have not received your important vote. We urge you to vote as soon as possible in order to allow us to obtain a sufficient number of votes to hold the meeting as scheduled. Please find voting instructions enclosed in this package.

Voting is very important for your investment and our operation. Please vote now to be sure your vote is received in time for the November 6, 2014 Annual Meeting of Stockholders.

It is very easy for you to vote. Choose one of the following methods:

•	Speak with a Proxy Specialist by calling 1-855-737-3175, Monday through Friday from 9:30 AM to 10:00 PM, EST

•	Login to the website listed on your proxy card(s), enter the control number on your proxy card(s), and follow the screen prompts, or

•	Call the toll-free voting number listed on your proxy card(s) with your control number located on your proxy card(s) and follow the prompts.

Voting takes only a few minutes. Please vote today. If you have recently voted, please disregard this letter.

Sincerely,

Michael C. Mauer

Chief Executive Officer

CM Finance Inc